SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): June 6, 2002

CSK AUTO CORPORATION

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-13927	86-0765797

(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 East Missouri Avenue Phoenix, Arizona	85012

(Address Of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 265-9200

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Signature
Exhibit Index
EX-99.1
EX-99.2

ITEM 5. OTHER EVENTS.

                  On June 6, 2002, CSK Auto Corporation (“CSK”) issued a press release in the form attached hereto as Exhibit 99.1. The press release reported that CSK filed a registration statement with the Securities and Exchange Commission for a proposed offering of up to 11,283,967 shares of its common stock, 5,642,000 of which will be newly issued shares offered by CSK and the other 5,641,967 of which are currently owned by certain selling minority stockholders. The press release also reported that CSK intends to use its proceeds from the offering to redeem up to $81.25 million in principal amount (plus any accrued interest and redemption premium) of the 11% senior subordinated notes due 2006 (the “11% notes”) that were issued by its subsidiary, CSK Auto, Inc.

                  On June 5, 2002, in connection with the proposed offering, CSK Auto, Inc. entered into an amendment to its December 21, 2001 credit agreement in the form attached hereto as Exhibit 99.2. This amendment allows CSK to apply the net proceeds of the proposed offering to redeem the 11% notes before applying the net proceeds to pay down CSK Auto, Inc.’s senior credit facility.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

c.	Exhibits

99.1	June 6, 2002 Press Release of CSK.

99.2	Amendment No. 1 to the December 21, 2001 Credit Agreement, dated June 5, 2002, by and among CSK AUTO, INC., the several lenders from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, as administrative agent for the Lenders, CREDIT SUISSE FIRST BOSTON, as syndication agent for the Lenders and UBS AG, STAMFORD BRANCH, as documentation agent for the Lenders.

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Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

	By:	/s/ Don Watson

Date: June 7, 2002		Don Watson Senior Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit
Number	Description

99.1	June 6, 2002 Press Release of CSK.

99.2	Amendment No. 1 to the December 21, 2001 Credit Agreement, dated June 5, 2002, by and among CSK AUTO, INC., the several lenders from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, as administrative agent for the Lenders, CREDIT SUISSE FIRST BOSTON, as syndication agent for the Lenders and UBS AG, STAMFORD BRANCH, as documentation agent for the Lenders.